                                    FORM 8-K
                                    --------


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                 CURRENT REPORT
                                 --------------


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



   Date of Report (date of earliest event Reported)    April 8, 1997
                                                   -------------------



                         THE COLUMBIA GAS SYSTEM, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                              1-1098                          13--1594808
----------------------------------         -----------------                 -------------------
(State of other jurisdiction                  (Commission                      (IRS Employer
      of incorporation)                       File Number)                   Identification No.)


          12355 Sunrise Valley Drive, Suite 300, Reston, VA 20191-3420
          ------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code (703) 295-0300
                                                         ---------------
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Item 5.  Other Events

                 Information contained in News Releases dated April 3, 1997, and April 4, 1997, is incorporated herein by reference.

                                   SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        The Columbia Gas System, Inc.
                                        -----------------------------
                                                (Registrant)




                                        By     /s/J. W. Grossman
                                          ------------------------------
                                                 Vice President &
                                                 Controller

Date:  April 8, 1997

                                                                      CONTACTS:
                                    John Jennrich, Columbia Gas: (703) 295-0423
                              Karl Brack, Columbia Transmission: (304) 357-2396 Patricia Bowles, Westcoast Energy: (604) 488-8093
                                   Stewart Lawrence, MCN Energy: (313) 256-6289
                                         Kelly Farr, CMS Energy: (313) 436-9253
For Release:
9:30 a.m., April 3, 1997





              COLUMBIA ANNOUNCES MILLENNIUM PIPELINE TO NORTHEAST

         WASHINGTON, D.C., April 3 - Oliver G. Richard III, chairman, CEO and president of the Columbia Gas System Inc., today announced the launching of a $600 million pipeline project to carry at least 650 million cubic feet a day of natural gas to New York and other eastern markets by the start of the next millennium.

         "We believe we've discovered a new, more efficient Northeast Passage for western Canadian and U.S. gas," Richard said in announcing the joint initiative among Columbia Gas Transmission Corp, the Columbia subsidiary that will operate the pipeline, and subsidiaries of CMS Energy Corp., of Dearborn, Mich.; MCN Energy Group Inc., of Detroit, Mich.; and Westcoast Energy Inc., of Vancouver, B.C.

         The Millennium Pipeline would provide a new, 380-mile link to flow western Canadian and U.S. gas to eastern markets. Plans call for the 36-inch pipeline to begin deliveries in time for the 1999 winter heating season, Richard said. An application seeking Federal Energy Regulatory Commission approval of the project is expected to be filed this summer.

         Catherine G. Abbott, CEO and president of Columbia Gas Transmission, said that the Millennium Pipeline represents a significant milestone in the reconfiguration of North America's natural gas pipeline grid. "The pipeline would not only offer the lowest rates available, but it would provide a simplified nomination process and access to a full range of flexible transportation and storage services."

         Through a connection with the Great Lakes and TransCanada pipeline systems, Millennium Pipeline would offer the most cost-effective and direct route available for moving western Canadian supply to the Northeast, Abbott said. Millennium Pipeline also would provide a competitive outlet for gas in the Chicago market to move east via the systems of CMS Energy Corp., Westcoast-owned Union Gas Ltd. and MCN Energy. The line also would provide access to significant Michigan and southern Ontario storage.

         The Millennium Pipeline, Abbott said, would provide Columbia and its partners with a strategic advantage in the intense competition to capture and maintain market share in the Northeast. "We see real advantages in a simplified, more direct structure that puts the emphasis on ease-of-use for customers," Abbott said. "In addition, because the pipeline will use almost entirely existing utility rights-of-way, the project also offers strong environmental benefits."

         The pipeline would originate at a new TransCanada delivery point in Lake Erie and primarily follow existing Columbia Gas Transmission pipeline rights-of-way to a destination point in Westchester County, N.Y. In addition to accessing U.S. and Canadian supply, Millennium's access to extensive market-area storage would enable the pipeline to offer customers options tailored to meet the special needs of electricity generators, industrial customers and local distribution companies, Abbott said.

         A 45-day open season is planned for the project beginning in late April, during which requests for service on the pipeline will be accepted.

         Columbia Gas Transmission operates a 19,000-mile network of interstate natural gas pipelines, providing storage and transportation for customers in 10 states.

         The Columbia Gas System, a Fortune 500 company, is one of the nation's largest natural gas systems, with assets of about $6 billion. Its operating companies are engaged in all phases of the gas business plus marketing, fuel management services and electric power generation. Columbia companies, directly or indirectly, serve more than 7 million natural gas customers -- 12 percent of the nation's total - in 15 states and the District of Columbia. Information about the Columbia Gas System is available on the World Wide Web at http://www.columbiaenergy.com. Columbia stock trades on the New York Stock Exchange under the symbol CG.

         Westcoast Energy is a major Canadian energy company with assets of approximately $9 billion. The company's interests include an integrated pipeline gathering system, processing and transmission facilities, storage, distribution and power generation, as well as international and gas services businesses. Information about Westcoast is available on the World Wide Web at http://www.westcoast.com.

         CMS Energy Corp. is an international energy company with $4.8 billion in sales and assets of $8.6 billion. It operates throughout the United States and in 15 foreign countries. Its businesses include: electric and natural gas utilities; independent power production; natural gas pipelines and storage; oil and gas exploration and production; and energy marketing and trading. CMS Energy Corp.'s principal subsidiary is Consumers Energy, Michigan's largest utility and America's fourth largest combination gas and electric utility. Information about CMS Energy is available on the World Wide Web at http://www.cmsenergy.com.

         MCN Energy Group Inc., (NYSE:MCN) is a $3.6 billion (assets) diversified energy holding company with natural gas markets and investments throughout North America and internationally. The company operates through two major business groups: The Diversified Energy group, operating through MCN Investment Corporation, is involved in exploration and production gas gathering, transmission and processing, gas marketing, gas storage, power generation and other energy-related businesses; The Gas Distribution group consists principally of Michigan Consolidated Gas Company, a natural gas distribution and transmission company serving 1.2 million customers in more than 500 communities throughout Michigan.

CONTACT FOR FINANCIAL COMMUNITY: Thomas Hughes, Vice President, Investor Relations, Columbia Gas System, Reston, Va., at (703) 295-0429.

CONTACTS FOR MARKETING INFORMATION: Columbia Transmission's David Pentzien, Manager of Market Development, at (304) 357-3233; or Brian Alexander, Manager of Eastern Marketing, at (703) 295-0346.

                       Contacts: Carl Ericson     (703) 295-0424 Colleen Tatano
                                                                 (412) 873-1300


For A.M. Release
Friday, April 4, 1997

                    COLUMBIA ENERGY SERVICES FORMS ALLIANCE
                   WITH KERR-MCGEE CORP. TO SELL NATURAL GAS

         WASHINGTON, D.C., April 4 -- The Columbia Gas System announced today that its energy marketing company has entered into an agreement with Kerr-McGee Corp. to purchase and market Kerr-McGee's North American offshore natural gas production of about 250 million cubic feet per day, or 90 billion cubic feet a year.

         Oliver G. Richard III, chairman, CEO and president of Columbia Gas, said the agreement is an important step in establishing Columbia Energy Services (CES) as a "major player in the natural gas marketing business. In addition, Columbia welcomes the opportunity to work with Kerr-McGee, a proven leader in the energy business."

         Kerr-McGee, headquartered in Oklahoma City, is a major natural resources company with business activities in natural gas and oil exploration and production, chemicals and coal.

         The marketing alliance will become effective May 1 and continue for three years. J. Gil Walker, Kerr-McGee's general manager of oil and gas trading, emphasized that "this long-term agreement will permit Kerr-McGee to concentrate on its core business of exploring and producing natural gas and oil."

         Walker said Kerr-McGee chose CES "because of its excellent customer service, long-term commitment to customers' energy requirements and focus on customer choice."

         Anthony Trubisz Jr., CES president, said, "Columbia Energy welcomes the opportunity to purchase and market Kerr-McGee's natural gas production, and we are looking forward to a long and mutually rewarding relationship."

         CES will manage all of Kerr-McGee's U.S. natural gas marketing activities including scheduling, nominating and balancing pipeline transportation, as well as providing financial risk management services, Trubisz said.

         CES provides gas supply and fuel management services to a diverse customer base, including cogenerators, local distribution companies, industrial plants, commercial businesses, joint marketing partners and residential customers. CES is the nonregulated natural gas marketing subsidiary of the Columbia Gas System. CES is headquartered in Pittsburgh, Pa., with offices in Reston, Va.; Houston, Texas; Charleston, W.Va.; York, Pa.; Lexington, Ky.; and Columbus, Toledo, Canton and Cleveland, Ohio.

         The Columbia Gas System, a Fortune 500 and S&P 500 company, is one of the nation's largest natural gas systems, with assets of nearly $6 billion.
Its operating companies are engaged in all phases of the gas business, including marketing, fuel management services and electric power generation. Columbia companies, directly or indirectly, serve more than 7 million gas customers - 12 percent of the nation's total - in 15 states and the District of Columbia. Information about Columbia Gas System is available on the World Wide Web at http:/www.columbiaenergy.com. Columbia stock trades on the New York Stock Exchange under the symbol CG.